NEUBERGER & BERMAN EQUITY ASSETS
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A



SERIES                                           DATE MADE A PARTY TO AGREEMENT
------                                           ------------------------------
Neuberger & Berman Socially                              November 1, 1994
   Responsive Trust
Neuberger & Berman Focus Assets                          February 12, 1996
Neuberger & Berman Guardian Assets                       February 12, 1996
Neuberger & Berman Manhattan Assets                      February 12, 1996
Neuberger & Berman Partners Assets                       February 12, 1996